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                                                                    Exhibit 99.2



                                REVOCABLE PROXY

             THE HOME SAVINGS AND LOAN COMPANY OF YOUNGSTOWN, OHIO

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
           BOARD OF DIRECTORS OF THE HOME SAVINGS AND LOAN COMPANY OF
                                YOUNGSTOWN, OHIO


The undersigned member of The Home Savings and Loan Company of Youngstown, Ohio, a savings and loan association incorporated under Ohio law ("Home Savings"), hereby nominates, constitutes and appoints _________________________________ and _______________________________________, or either one of them, as proxy or proxies for the undersigned member, each with full power of substitution and resubstitution, to vote all of the votes which the undersigned member is entitled to cast at the Special Meeting of the Members of Home Savings to be held at _____________ __.m., Eastern Standard Time, on ______________________,
1998, at ___________________________, Youngstown, Ohio, and at any adjournments thereof (the "Special Meeting"), on the following matters and in the manner specified below:



    IMPORTANT: PLEASE SIGN AND DATE THIS REVOCABLE PROXY ON THE REVERSE SIDE.



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            UNITED COMMUNITY FINANCIAL CORP. ORDER FORM INSTRUCTIONS
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ITEM INSTRUCTIONS


ITEMS 1, 2 AND 3 --
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares purchased by the Subscription Price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase by (i) any person or entity or (ii) persons of entities exercising subscription rights through a single account, is 35,000 shares. In addition, no person or entity, or group of persons acting in concert, together with any Associate (as defined in the Prospectus), may subscribe for more than 1% of the common shares sold in the Offering.


United Community Financial Corp. and Home Savings have the right to reject the order of any subscriber who (i) submits false or misleading information on a Stock Order Form or otherwise, (ii) attempts to purchase shares in violation of the Plan of Reorganization or applicable law or (iii) fails to cooperate with attempts to verify information with respect to purchase rights.


ITEM 4 -- Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to United Community Financial Corp. Your funds will earn interest at the Home Savings current passbook savings rate until the Offering is completed or terminated. DO NOT MAIL CASH TO PURCHASE STOCK! PAYMENT MAY NOT BE MADE BY WIRE TRANSFER. Please check this box if your method of payment is by cash, check, bank draft or money order.


ITEM 5 -- If you pay for your stock by a withdrawal from a Home Savings deposit account, insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. Your order will be rejected if, on the date your order is received, the accounts designated by you do not contain sufficient funds to complete your purchase. There will be no penalty assessed for early withdrawals from certificate of deposit accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account. If you wish to use your IRA currently at Home Savings, you must call the Stock Information Center prior to ________, 1998 and complete all paperwork required.

ITEM 6 -- a. Please check this box if you were a member of Home Savings on August 31, 1996 (the Eligibility Record Date). You must list the full title and account numbers of all accounts you had on this date in order to insure proper identification of your purchase rights and preferences.

b. Please check this box if you were a member of Home Savings on __________ (the Supplemental Eligibility Record Date). You must list the full title and account numbers of all accounts you had on this date in order to insure proper identification of your purchase rights and preferences.

c. Please check this box if you were a member of Home Savings on May 6, 1998 (the Record Date). You must list the full title and account numbers of all accounts you had on this date in order to insure proper identification of your purchase rights and preferences.

ITEMS 7, 8 AND 9 -- The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of your common shares. Please complete items 7, 8 and 9 as fully and accurately as possible, and be certain to supply your social security number or tax identification number and your daytime telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions or concerns regarding the registration of your common shares, please consult your legal advisor. Stock ownership must be registered in one of the ways described under "Stock Ownership Guide."

ITEM 10 -- Please check this box if you are a member of the NASD or if this item otherwise applies to you.

ITEMS 11 AND 12 -- Please sign and date the Stock Order Form where indicated. Review the Stock Order Form carefully before you sign, including the acknowledgment. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form, you may call the Stock Information Center. The Stock Information Center phone number is (330) _______________.

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                             Stock Ownership Guide

If you decide to subscribe for common shares, you will need to register your common shares in one of the following ways. Please consult this guide when completing Section 8 of your Stock Order Form.

INDIVIDUAL
o Include the first name, middle initial and last name of the shareholder.
o Avoid the use of two initials.
o Omit titles such as "Mr., "Mrs.", or "Dr."

JOINT TENANTS WITH RIGHT OF SURVIVORSHIP
o Joint Tenant with Rights of Survivorship can be used to identify two or more owners.
o When stock is held by joint tenants, ownership passes automatically to the surviving joint tenants(s) upon the death of any joint tenant.
o All parties must agree to the transfer or sale of shares held by joint tenants.
o In order to subscribe as joint tenants, all tenants must appear together on an eligible joint tenant account at Home Savings.

TENANTS IN COMMON
o Tenants in common may be used to identify two or more owners.
o When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock is held by the surviving co-tenant(s) and by the heirs of the deceased co-tenants.
o All parties must agree to the transfer or sale of shares held by tenants in common.
o In order to order in common, all tenants must appear together on an eligible tenants in common account in Home Savings.

UNIFORM TRANSFER TO MINORS
o Stock may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Acts of each state.
o There may be only one custodian and one minor designated on a stock certificate.
o Example, stock held by John Doe as custodian for Susan Doe under the Ohio Uniform Transfer to Minors Act will be abbreviated: John Doe, CUST Susan Doe UTMA, OH.
o Use the minor's social security number.

FIDUCIARIES
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
o The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title. If an individual and a corporation, list the corporation before the individual.
o The fiduciary capacity, such as administrator, executor, trustee, committee, etc.
o The date of the document governing the relationship.
o The name of the maker, donor or testator and the name of the beneficiary.
o An example of fiduciary ownership in the case of a trust is:
  John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.

                                                              Please mark
                                                              your votes as
                                                              indicated in
                                                              this example
                                                              [ X ]

                         This Revocable Proxy will be voted as directed by the undersigned member. IF NO DIRECTION IS GIVEN, THIS REVOCABLE PROXY WILL BE VOTED FOR THE APPROVAL OF THE PLAN OF CONVERSION, FOR THE ADOPTION OF THE AMENDED ARTICLES OF INCORPORATION, FOR THE ADOPTION OF THE AMENDED CONSTITUTION AND FOR THE APPROVAL OF THE CONTRIBUTION TO THE FOUNDATION.

FOR   AGAINST  ABSTAIN
[  ]   [  ]     [  ]     1. The approval of the Plan of Conversion, a copy of
                            which is attached as Exhibit A to the Summary Proxy Statement mailed to the undersigned member in connection with the Special Meeting.
FOR   AGAINST  ABSTAIN
[  ]   [  ]     [  ]     2. The adoption of the Amended Articles of
                            Incorporation of Home Savings, a copy of which is attached to the Plan of Conversion as Exhibit I.
FOR   AGAINST  ABSTAIN
[  ]   [  ]     [  ]     3. The adoption of the Amended Constitution of Home
                            Savings, a copy of which is attached to the Plan of Conversion as Exhibit II.
FOR   AGAINST  ABSTAIN
[  ]   [  ]     [  ]     4. The approval of the contribution of up to 1,250,000
                            common shares of United Community Financial Corp. (the "Contribution") to the Home Savings Charitable Foundation (the "Foundation"), a tax-exempt organization established by Home Savings in 1991 in furtherance of Home Savings commitment to the communities it serves.

                         5. In their discretion, upon such other matters as may
                            properly come before the Special Meeting.


                              Without affecting any vote previously taken, this
                         Revocable Proxy may be revoked by the undersigned at any time before it is exercised by (i) executing and delivering to Home Savings a later dated proxy, or (ii) giving notice of revocation in writing to the Secretary of Home Savings or in open meeting to the inspectors of election.

                              Receipt of the Summary Proxy Statement of Home
                         Savings and the Prospectus of United Community Financial Corp. dated ______, 1998, is hereby acknowledged by the undersigned.

                         NOTE: Please sign your name exactly as it appears on this Revocable Proxy. Joint accounts require only one signature. If you are signing this Revocable Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

Signature                                              Dated:             , 1998
         ----------------------------------------------      -------------

IMPORTANT: IF YOU RECEIVE MORE THAN ONE CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

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o THIS IS YOUR PROXY CARD to vote on the Amended Plan of Conversion, the Amend
  Articles of Incorporation and the Amended Constitution of The Home Savings and Loan Company of Youngstown, Ohio.

o PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE IMMEDIATELY. A postage paid envelope is enclosed.

       o If you do not sign and return a proxy card, it is the same as voting against the Amended Plan of Conversion.

       o Voting in favor of the Amended Plan of Conversion in no way obligates you to buy any common share.

       o If you would like to order common share, please fill out the Stock Order Form on the following page.

                        UNITED COMMUNITY FINANCIAL CORP.
                                Stock Order Form

     The Home Savings & Loan Company                    EXPIRATION DATE
           of Youngstown, Ohio
          275 Federal Plaza West                     for Stock Order Forms:
             Youngstown, Ohio                  12:00 Noon, Youngstown, Ohio Time
               44503-1203
              330-747-1101

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IMPORTANT -- PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common shares. Faxes or copies of this form will not be accepted. Please read the Stock Ownership Guide and Stock Order Form
Instructions as you complete this Form.

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(1) NUMBER OF SHARES      SUBSCRIPTION PRICE         (2) TOTAL PAYMENT DUE
                              X $10.00 =
-----------------------                              -----------------------

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(3) EMPLOYEE/OFFICER/DIRECTOR INFORMATION
[ ] Check here if you are a director, officer
    or employee of Home Savings or a member of
    such person's immediate family.
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(4) METHOD OF PAYMENT/CHECK
Enclosed is a check, bank draft or money order made payable to
United Community Financial Corp. in the amount of:             -----------------
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(5) METHOD OF PAYMENT/WITHDRAWAL
The undersigned authorizes withdrawal from the following account(s) at Home Savings. There is no penalty for early withdrawal for purposes of this payment.
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       ACCOUNT NUMBER(S)                            WITHDRAWAL AMOUNT(S)
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     TOTAL WITHDRAWAL AMOUNT:
                             ---------------------------------------------------
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(6) PURCHASER INFORMATION
A. [ ] Eligible Account Holder -- Check here if you were a depositor of a least $50.00 at Home Savings on July 31, 1996. Enter Information below for all deposit accounts that you had at Home Savings on July 31, 1996.

B. [ ] Supplemental Eligible Account Holder -- Check here if you were a depositor of at least $50.00 at Home Savings on March 31, 1998 but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Home Savings on March 31, 1998.

C. [ ] Other Member -- Check here if you were a depositor of at least $50.00 on May 6, 1998 but are not an eligible Account Holder or Supplemental Eligible Account Holder. Enter information below for all deposit accounts that you had at Home Savings on May 6, 1998.

o THESE ACCOUNT NUMBERS CORRESPOND TO THE PREPRINTED REGISTRATION IN THE TOP LEFT HAND CORNER OF THIS FORM.

o    THESE MAY NOT BE ALL OF YOUR QUALIFYING ACCOUNTS.

o YOU MUST LIST ANY ACCOUNT NUMBERS FROM OTHER STOCK ORDER FORMS YOU HAVE RECEIVED IN THE MAIL AND ANY OTHER ACCOUNTS THAT YOU HAVE OR HAVE HAD AT HOME SAVINGS.

o IF YOU DO NOT LIST ALL OF YOUR ACCOUNTS, YOU MAY NOT RECEIVE ALL OF THE COMMON SHARES THAT YOU ARE ELIGIBLE FOR.

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    ACCOUNT TITLE (NAMES ON ACCOUNTS)                  ACCOUNT NUMBER(S)
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(7) STOCK REGISTRATION/FORM OF STOCK OWNERSHIP
[ ] Individual          [ ] Joint Tenants         [ ] Tenants in Common
[ ] Fiduciary (Under Agreement Dated     , 19   )
[ ] Individual Retirement Account (IRA)           [ ] Corporation or Partnership
[ ] Uniform Transfer to Minors Act                [ ] Other
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

(8) NAME(S) IN WHICH STOCK IS TO BE REGISTERED (PLEASE PRINT CLEARLY)    Social Security # or Tax ID

--------------------------------------------------------------------     ---------------------------
Name(s) continued                                                        Telephone (Daytime)

--------------------------------------------------------------------     ---------------------------
Street Address City                                                      State          Zip Code

--------------------------------------------------------------------     -----       ---------------

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(9) NASD AFFILIATION
[ ] Check here if you are a member of the National Association of Securities
    Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.
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(10) ASSOCIATE--ACTING IN CONCERT
[ ] Check here, and complete the reverse side of this Form, if you or any associate (as defined on the reverse side of this Form) or persons acting in concert with you have submitted other orders for shares in the Subscription and/or the Community Offerings.
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(11) ACKNOWLEDGMENT

To be effective, this fully completed Stock Order Form must be actually received by Home Savings, no later than 12:00 Noon, Local Time, on May XX, 1998, unless extended; otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization, may be delivered to Home Savings or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.

It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Amended Plan of Conversion from a Mutual Savings and Loan Association to a Stock Savings and Loan Association ("Plan") of Home Savings described in the accompanying Prospectus. If the Plan is not approved by the members of Home Savings at a Special Meeting to be held on May XX, 1998, or any adjournment thereof, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly.

The undersigned agrees that after receipt by Home Savings, this Stock Order Form may not be modified, withdrawn or cancelled (unless the offering is not completed within 45 days after the completion of the Subscription Offering) without Home Savings' consent, and if authorization to withdraw from deposit accounts at Home Savings has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.

Under penalty of perjury, I certify that the Social Security or Tax ID Number and the other information provided under the number 8 of this Stock Order Form are true, correct and complete, that I am not subject to back-up withholding, that I am purchasing for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer to these shares.

Applicable regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Home Savings and United Community Financial Corp. may pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. I acknowledge that the common shares offered are not a savings or deposit accounts and are not insured by the Savings Association Insurance Fund, the Bank Insurance Fund, the Federal Deposit Insurance Corporation, or any other government agency, may lose value and is not guaranteed by United Community Financial Corp.

A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE: BELOW AND ON THE FORM OF CERTIFICATION ON THE REVERSE HEREOF.

     SIGNATURE           DATE                     SIGNATURE           DATE
     ---------           ----                     ---------           ----

---------------------------------------           ------------------------------

OFFICE USE

    -------------               -------------               -------------
    Date Received                  Batch #                      Order #

SIGNED FORM OF CERTIFICATION MUST ACCOMPANY ALL STOCK ORDER FORMS
(SEE REVERSE SIDE)

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ACCOUNT TITLE (NAMES ON ACCOUNTS)       ACCOUNT NUMBER(S)        ACCOUNT TITLE (NAMES ON ACCOUNTS)       ACCOUNT NUMBER(S)
--------------------------------------------------------------------------------------------------------------------------

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


ITEM 11 -- (CONTINUED)

List below all other orders submitted by you or your Associates (as defined) or by persons acting in concert with you.


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                                                  NUMBER OF
NAMES(S) LISTED ON OTHER                           SHARES
  STOCK ORDER FORMS                                ORDERED
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"Associate" is defined as: (i) any corporation or organization (other than Home
Savings, United Community Financial Corp., or a majority-owned subsidiary of Home Savings, or United Community Financial Corp.) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; except for any tax-qualified employee stock benefit plan or any charitable trust which is exempt from federal taxation pursuant to Section 501(c)(3) of the Code; and
(iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of Home Savings, United Community Financial Corp. or any subsidiaries thereof.



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A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED BELOW AND ON THE FRONT OF THIS
FORM.

                             FORM OF CERTIFICATION

I/WE ACKNOWLEDGE THAT THE COMMON SHARES OF UNITED COMMUNITY FINANCIAL CORP. IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY HOME SAVINGS OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the common shares are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision, Central Regional Director, Ronald N. Karr at (312) 917-50 .

I/We further certify that, before purchasing the common shares, no par value per share, of United Community Financial Corp., the proposed holding company for Home Savings, I/we received a Prospectus dated May 22, 1998 (the "Prospectus"), which contains disclosure concerning the nature of the common shares being offered and describes the following risks involved in the investment under the heading "RISK FACTORS" beginning on page of the Prospectus.


1.  Anticipated Low Return on Equity ..............................................(page )
2.  Interest Rate Risk ............................................................(page )
3.  Risks Associated with Commercial Lending.......................................(page )
4.  Possible Adverse Effects of Contribution of Shares to the Foundation ..........(page )
5.  Risks Associated with Economic Conditions in the Company's Market Area ........(page )
6.  Geographic Concentration of Credit.............................................(page )
7.  Competition in Primary Market Area ............................................(page )
8.  Absence of Established Market for the Common Shares ...........................(page )
9.  Dilutive Impact of Benefit Plans on Net Income and Shareholders' Equity........(page )
10. Potential Awards of Shares to Directors, Officers and
     Employees Pursuant to Benefit plans...........................................(page )
11. Legislation and Regulation Which May Adversely Affect Earnings
     and Operations................................................................(page )
12. Anti-Takeover Provisions Which May Discourage Sales of Common Shares
     for Premium Prices............................................................(page )


Signature                Date                Signature                     Date
---------                ----                ---------                     ----


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Name (Please Print)                          Name (Please Print)


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